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                          PROXY FOR ANNUAL MEETING OF
                            BROOKVILLE NATIONAL BANK
                                BROOKVILLE, OHIO

     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Brookville National Bank, Brookville, Ohio, do hereby nominate, constitute, and appoint __________________________ or any of them (with full power of substitution) for me and in my name, place and stead, to vote all the common stock of said corporation, standing in my name on its books on _____________, 1997, at the Special Meeting of its shareholders to be held at _________________________, Brookville, Ohio , on __________, 1997 at ________
(local time), or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. To approve and vote upon the formation of a holding company by the adoption of a Consolidation Agreement (the "Agreement"), which provides for: (i) the consolidation of Brookville Interim Bank, N.A., a wholly owned subsidiary of BNB Bancorp, Inc., an Ohio corporation (the "Company"), with the Bank under the name and charter of Brookville National Bank with shareholders of the Bank receiving one (1) share of Company stock for each share of Bank stock held by them.


         / /    For     / /     Against         / /     Abstain


2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


                          PLEASE SIGN ON REVERSE SIDE

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED ABOVE UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. ALL SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED.

The Board of Directors recommends a vote "FOR" the propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy. Each Member of the Board of Directors has agreed to vote their shares in favor of the proposed transaction. Management will vote its proxies to adjourn the meeting, if necessary, to insure that the Consolidation Agreement is approved.
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                                  INSERT LABEL



Date:
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     (STOCKHOLDER SIGNATURE)



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     (STOCKHOLDER SIGNATURE)

Please Print Name(s)
                    ---------------------------------------
Please Print Number of Shares
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(WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, PLEASE
GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.)


                       PLEASE SIGN AND RETURN IMMEDIATELY